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                        [HUGHES ELECTRONICS letterhead]


                                                                 Exhibit 10.71.3

February 5, 2003



Joseph R. Wright, Jr.
[Address]

Dear Joe,

As you know, your employment agreement covering the period of August 20, 2001 through August 19, 2002 was automatically extended for an additional year, as per the terms of the agreement, effective through August 19, 2003. I would like to clarify our intent regarding future extensions of your agreement. Your agreement will automatically be extended for an additional year, each and every year thereafter, unless PanAmSat provides you written notification by June 20th of our desire not to extend this agreement.

Sincerely,



/s/ Sandra L. Harrison
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Sandra L. Harrison